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                                                                     Exhibit 3.2

                                    BYLAWS OF

                                    ARTICLE I

                        AMERIVISION COMMUNICATIONS, INC.
                            (AN OKLAHOMA CORPORATION)

         Section 1. This Corporation shall be known as AmeriVision Communications, Inc.


                                   ARTICLE II
                                     OFFICES

         Section 1. Principal Office. The principal office for the transaction of the business of the Corporation in Oklahoma is hereby fixed and located at Norman, Oklahoma.

The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in Oklahoma. Any such change shall be noted in the Bylaws by the Secretary, opposite this section, or this section may be amended to state the new location.

         Section 2. Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business or the business of the Corporation may require.


                                   ARTICLE III
                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Oklahoma as may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board of Directors or by the written consent of the shareholders entitled to vote at such meeting holding at least a majority of such shares given either before or after the meeting and filed with the Secretary of the Corporation.

         Section 2. Annual Meetings. The annual meetings of shareholders shall be held on such date not less than sixty (60) nor more than one-hundred twenty
(120) days after the end of the Corporation=s last preceding fiscal year, as the Board of Directors shall prescribe; provided, that if any such year the annual meeting shall not have been held within such period, then it shall be held at 10:00 a.m. on the first Tuesday of January each year; provided, however, that should said day fall on a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. Any such annual meeting may be held at any other time which may be designated in a resolution by the Board of Directors or by the written consent of shareholders entitled to vote at such meeting holding at least a majority of such shares. At such annual meeting, directors shall be elected, reports of the affairs of the


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Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders to transact and which may be properly brought before the meeting.

         Written notice of shareholders= meetings shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) nor more than thirty (30) days before each annual meeting.

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, or by resolution of the Board of Directors, or by one or more shareholder holding at least one-fourth (1/4) of the issued and outstanding voting shares of the Corporation, or such meeting may be held at any time without call or notice upon unanimous consent of the shareholders. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner and pursuant to the same notice provisions as for annual meetings of shareholders, notices of any special meeting, and the purpose or purposes of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         Section 4. List of Shareholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least two (2) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least two (2) days prior to the meeting, either at a place within the city when the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         Section 5. Quorum. The holders of one-third (1/3) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or the Certificate of Incorporation of the Corporation. When a quorum is present at any meeting, a majority of the shares represented thereat and entitled to vote thereat shall decide any question brought before such meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 6. Voting. At each meeting of shareholders, each shareholder entitled to vote shall vote in person or by proxy, and he shall have one (1) vote for each share standing registered in his name at the closing of the transfer books for such meeting, or the record date fixed for such



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meeting of the Board of Directors, as the case may be, or standing registered in his name at the time of such meeting if neither a date for the closing of the transfer books nor a record date for such meeting has been fixed by the Board of Directors.

         Section 7. Consent of Absentees. The transaction of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person, or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 8. Action Without Meeting. Any action which, under any provisions of the laws of the State of Oklahoma or under the provisions of the Certificate of Incorporation or under these Bylaws may be taken at a meeting of the shareholders, may be taken without a meeting if a record or memorandum thereof be made in writing and signed by members having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all members having a right to vote thereon were present and voted, and such record or memorandum shall be filed with the Secretary of the Corporation and made a part of the corporate records.

         Section 9. Proxies. Any shareholder entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by proxy. The appointment of a proxy shall be in writing and signed by the shareholder, but shall require no other attestation and shall be filed with the Secretary of the Corporation at or prior to the meeting. The termination of a proxy=s authority by act of the shareholder shall, subject to the time limitation herein set forth, be ineffective until written notice of the termination has been given to the Secretary of the Corporation. Unless otherwise provided therein, an appointment filed with the Secretary shall have the effect of revoking all proxy appointments of prior date.

         Section 10. Fees and Compensation. Directors, and such, shall not receive any stated salary for their services, but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at such regular or special meeting of the board, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 11. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent to such action by signing a written record or memorandum thereof. Such record or memorandum shall have the same effect as a unanimous vote of the Board of Directors and shall be filed with the Secretary of the Corporation and made a part of the corporate records.

         Section 12. Participation in Meeting by Telephone. Any one or more members of the Board of Directors or of any committee of the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications



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equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE IV
                               EXECUTIVE COMMITTEE

         Section 1. Election. At the annual meeting, or any special meeting of the Board of Directors, the Board of Directors may, if it deems necessary, acting by resolution adopted by a majority of the number of directors fixed by these Bylaws, elect from their own members an Executive Committee composed of three or more voting members.

         Section 2. Duties. The Executive Committee shall have all of the powers of the directors in the interim between meetings of the Board of Directors, except the power to declare dividends and to adopt, amend, or repeal the Certificate of Incorporation or the Bylaws and where action of the Board of Directors is required by law. It shall keep regular minutes of its proceedings which shall be reported to the directors at their next meeting.

         Section 3. Meetings. The Executive Committee shall meet at such times as may be fixed by the Committee or on the call of the President. Notice of the time and place of the meeting shall be given to each member of the Committee in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors, both inclusive of Article IV that are applicable to the Executive Committee.


                               ARTICLE V OFFICERS

         Section 1. Officers and Qualifications. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers as the Board of Directors may deem necessary or advisable including, but not limited to, a Chairman of the Board of Directors, an Executive Vice-President, and one or more Vice Presidents and Assistant Secretaries. Any two offices, except the office of the President and Secretary, may be held by the same person.

         Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors and its meeting held immediately after the annual meeting of shareholders.

         Section 3. Term of Office. All officers shall hold office until their successor has been duly elected and has qualified, or until removed as hereinafter provided.

         Section 4. Removal of Officers. The duties and powers of the officers of the Corporation shall be as follows, and as shall hereafter be set by resolution of the Board of Directors.

         Section 5. Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows, and as shall hereafter be set by resolution of the Board of Directors.



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         Chairman of the Board of Directors. The Chairman of the Board of
         Directors shall be the Chief Executive Officer of the Company. He shall preside at all meetings of the shareholders and directors. He shall make reports to the directors and shareholders as may be required from time to time.

         The Chairman of the Board of Directors shall have general and active executive management of the Corporation and shall perform all such other duties as are incident to the position of Chief Executive Officer and such other duties as are properly assigned to him by the Board of Directors.

         The Chairman of the Board of Directors shall be an ex-officio member of all committees of the Board of Directors.

         President. The President shall be the Chief Operating Officer of the Company. He shall make such reports to the directors and shareholders as may be required from time to time. He shall preside at all meetings of the shareholders and directors in the absence of the Chairman of the Board of Directors.

         The president shall have general and active management of the operations of the Corporation. He shall perform all such other duties as are incident to the position of the Chief Operating Officer, or as properly assigned to him by the Board of Directors. He shall preside at all meetings of the shareholders and directors in the absence of the Chairman of the Board of Directors.

         Vice President. In the absence of President, or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate such titled as may be descriptive of their respective functions or indicative of their relative seniority.

         Secretary. The Secretary shall keep or cause to be kept, at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors= meetings, the number of shares present or represented at shareholders= meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation=s transfer agent, a share ledger, or a duplicate share ledger, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.




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         The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody. He shall also sign, with the President or Vice President, all contracts, deeds, licenses and other instruments when so order. He shall make such reports to the Board of Directors as they may request and shall also prepare such reports and statements as are required by the laws of the State of Oklahoma and shall perform such other duties as may be prescribed by the Board of Directors by the Bylaws.

         The Secretary shall allow any shareholder, on application, during normal business hours, to inspect the share ledger. He shall attend to such correspondence and perform such other duties as may be incidental to his office or as may be properly assigned to him by the Board of Directors. The Assistant Secretary or Secretaries shall perform the duties of the Secretary in the case of his absence or disability and such other duties as may be specified by the Board of Directors.

         Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct amounts of the properties and business transactions of the Corporation, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

         The Assistant Treasurer or Treasurers shall perform the duties of the Treasurer in the event of his absence or disability and such other duties as the Board of Directors may determine.

         Section 6. Delegation of Duties. In case of the absence or disability of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, by a vote of a majority of the whole Board of Directors delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.


                                   ARTICLE VI
                                 SHARES OF STOCK

         Section 1. Capital Stock. The amount of authorized capital stock of the Corporation shall be 1,000,000 shares, which shall consist of one class, Common, of the par value of $.10 (ten cents) per share. All stock shall be nonassessable.



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         Section 2. Certificates of Stock. A certificate of certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid, showing the number of the shares of the Corporation standing on the books in his name. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile to a signature must be countersigned by a transfer agent or transfer clerk. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be an officer of the Corporation before such certificate is delivered by the Corporation, such certificate shall be as valid as though signed by a duly elected, qualified and authorized officer, if it be countersigned by a transfer agent or transfer clerk and registered by an incorporate bank or trust company as registrar of transfer. Such certificate shall also be numbered and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or imprinted.

         Section 3. Record of Shareholders; Transfer of Shares. There shall be kept at the registered office of the Corporation a record containing the names and addresses of all shareholders of the Corporation, the number and class of shares held by each and the dates when they respectively became the owners of record thereof; provided, however, that the foregoing shall not be required if the Corporation shall keep at its registered office a statement containing the name and post office address, including street number, if any, of the custodian of such record. Duplicate lists may be kept in such other state or states as may, from time to time, be determined by the Board of Directors. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon authorization by the registered holder thereof or by his attorney lawfully constituted in writing and on surrender and cancellation of a certificate or certificates for a like number of shares of the same class properly endorsed or accompanied by a duly executed proof of authenticity of the signatures as the Corporation or its transfer agents may reasonably require.

         Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the exclusive owner thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 5. Lost Certificates. Except as hereinafter in this section provided, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board of Directors may, however, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions including indemnification of the Corporation reasonably satisfactory to it, as the Board of Directors shall determine.

         Section 6. Regulations; Appointment of Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock. It may appoint one or more transfer agents



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or registrars of transfers, or both, and may require all certificates of stock to bear the signature of either or both.

         Section 7. Treasury Shares. Treasury shares, or other shares not at the time issued and outstanding, shall not, directly or indirectly, be voted at any meeting of the shareholders, or counted in calculating the actual voting power of shareholders at any given time.

         Section 8. Securities. Any security of the Corporation, which is issued to any person without an effective registration under the Securities Act of 1933, as amended, or the Blue Sky Laws of any state having jurisdiction, shall no be transferable, or be the subject of any offer, sale, pledge, assign or transfer until the Corporation has been furnished with the opinion of owner=s counsel satisfactory to counsel for the Corporation that such offer, sale, pledge, assign or transfer does not involve a violation of the Securities Act of 1933, as amended, or the applicable Blue Sky Laws of any state having jurisdiction. The certificate representing the securities shall bear substantially the following legend:

         "The securities represented by this certificate are not registered under the Securities Act of 1933, as amended (the "Act"), or the Blue Sky Laws of any state, and these shares may not be offered, sold, transferred, pledged or assigned in the absence of any effective registration under the "Act" or an opinion of owner=s counsel satisfactory to counsel for the issuer that such offer, sale, transfer, assign, or pledge does not involve a violation of the Securities Act of 1933, as amended, or the Blue Sky Laws of any state having jurisdiction."

         Section 9. Fractional Shares. The Corporation shall not be required to issue certificates representing any fraction or fractions of a share or shares of any class, but may issue in lieu thereof, one or more script certificates in such form or forms as shall be approved by the Board of Directors, each representing a fractional interest in respect to one share. Such script certificates, upon presentation together with similar script certificates representing in the aggregate an interest in respect of one or more full shares, shall entitle the holder thereof to receive one or more full shares of the class and series, if any, specified in such script certificate.

         Unless otherwise provided by the terms of the script certificate, each script certificate shall entitle the holder thereof to receive dividends, to participate in the distribution of corporate assets in the event of the Corporation=s liquidation, and to vote the fractional shares in person or by proxy.

         Section 10. Legends. The following Legend shall be printed or typed conspicuously upon all of the share certificates issued by the Corporation:

         "Transfer of the shares represented by this Certificate is restricted pursuant to Article VI, Section 11, of the Bylaws of the Corporation."

         Section 11. Share Transfer Restrictions. Any shareholder desiring to sell any of the shares of the Corporation shall be subject to the following limitations.




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         (a)      Such shareholder shall give written notice by registered mail to the Secretary of the Corporation of his/her intention to sell such shares. Said notice shall specify the number of shares to be sold, the price per share, name of the person desiring to purchase, and the terms upon which the sale is to be made;

         (b) The Secretary of the Corporation shall, within five (5) days thereafter, give written notice to each of the major capital shareholders (Tracy Freeny, Aubrey Price, and Carl Thompson) and any future shareholder who owns 11,000, or more, shares of stock, giving those persons written notice stating the number of shares offered for sale, the price per share, and the terms upon which the sale is being made. Such notice shall be sent to mail, addressed to each major capital shareholder, at his last address as it appears on the books of the Corporation. Within fifteen (15) days after the mailing of such notices, any major capital shareholder desiring to purchase all or part of such shares shall deliver by mail or otherwise, to the Secretary of the Corporation, a written offer for the number of shares desired by him, accompanied by the purchase price therefore with authorization to pay such purchase price against delivery of such shares;

         (c) If the shareholders offer to purchase more than the total number of shares available for purchase by them, then the shareholders offering to purchase shall be entitled to purchase such proportion of said shares as the number of shares of the Corporation which he holds bears the total number of shares held by all stockholders offering to purchase. In the event that the proportion of said shares to which a shareholder should be entitled to purchase is more than the number of shares he desires to purchase, each remaining share holder desiring to purchase additional shares shall be entitled to purchase such proportion of the over-plus as the number of shares which he holds bears to the total number of shares held by all shareholders desiring to participate;

         (d) If none, or only a part of the shares offered for sale, are purchased by the major capital shareholders, then such shares shall be offered to the Corporation. In the event the Corporation should fail to purchase all or a part of such shares within a twenty (20) days= period, then the shareholder who offered the same for sale shall have thereafter the right to sell said shares not so purchased to such person specified in the notice;

         (e) In the event that the shareholders who offered the shares for sale should be permitted to sell the same, this right shall extend for a period of one (1) month following the last date any other shareholders could have made an offer to purchase such shares;

         (f)      Additional Shares.

                  (1) That in the event additional shares are made available, all present owners of shares shall have the option to buy shares equal to that required to maintain his percentage of ownership in the Corporation;



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                  (2) It is recognized that AmeriVision Communications, Inc. is a "C" Corporation, having duly filed an election for Subchapter C status with the Internal Revenue Service under the provisions of Section 1362 of the Internal Revenue Code, and that said designation is important to the present shareholders. It is therefore agreed that no present shareholder will dispose of his stock by gift, sale, or otherwise, to any present or new shareholders in a manner that might put in jeopardy the "C" corporation designation.

         Agreements made between Major Capital Shareholders are not subject to the share transfer restrictions enumerated in this Section 11.

         Section 12. Closing of Transfer Books. The Board of Directors may close the Transfer Books at any time, at their discretion, for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the shareholders, or a day appointed for the payment of a dividend.


                                   ARTICLE VII
                                    DIVIDENDS

         Section 1. Dividends. Dividends on the capital stock of the Corporation may be paid only from profits and shall be fixed by the Board of Directors of the Corporation at the annual meeting or at any special meeting provided, however, that before payment of any dividend, or making any distribution of profits, there may be set out of the surplus or net profits of the Corporation, such sum or sums as the directors, from time to time, in their absolute discretion, deem proper as a reserve to meet the contingencies for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such purpose as the Directors shall deem conducive to the interests of the Corporation.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors, unless otherwise determined by the Board of Directors.

         Section 2. Seal. The corporate seal shall be a devise containing the name of the Corporation, the year, and the words "Corporate Seal, Oklahoma."

         Section 3. Annual Report. The Board of Directors shall not be required to send an annual report to the shareholders of this Corporation.

         Section 4. Inspection of Corporation Records. The share ledger or duplicate share ledger, the books of account, copy of the bylaws, as amended, certified by the Secretary, and minutes of proceedings of the shareholders and directors and of the Executive and other committees of the directors shall be open to inspection upon the written demand of any shareholder or holder or as the



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holder of a voting trust certificate and shall be exhibited at any time when required by the demand of ten percent (10%) of the share represented at any shareholders= meeting. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand of inspection, other than at a shareholders= meeting, shall be made in writing upon the President, Secretary, or Assistant Secretary of the Corporation.



                                   ARTICLE IX
                                     NOTICES

         Section 1. Form of Notices. Whenever, under the provisions of these Bylaws, notice is required to be given to any director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States Mail in a postpaid, sealed wrapper, addressed to such director, officer or shareholder at such address as appears on the books of the Corporation, or, in default of other address, to such director, officer or shareholder at the general post office in the city where the Corporation=s principal office for the transaction of business is located, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

         Section 2. Waiver of Notice. Any shareholder, director or officer may waive any notice required to be given under these Bylaws by a written waiver signed by the person, or persons, entitled to such, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the actual giving of such notice.




                                    ARTICLE X
                                   AMENDMENTS

         Section 1. Who May Amend. The Board of Directors is expressly authorized, without the assent of the vote of the shareholders, to make, amend, alter or rescind the Bylaws of the Corporation by the affirmative vote of two-thirds (2/3) of the Board of Directors. These Bylaws may also be amended by a majority vote of the shareholders at any annual or special meeting of the shareholders.


                                   ARTICLE XI
                                 INDEMNIFICATION

         Section 1. Indemnification of Officers, Directors, Employees and Agents of the Corporation. The Corporation shall indemnify its officers, directors, employees, and agents to the extent permitted by the Oklahoma General Corporation.



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         Section 2. Nonexclusive Indemnification. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XI.

         Section 4. Constituent Corporation. For the purpose of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.




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                            CERTIFICATE OF SECRETARY


I, the undersigned, do hereby certify:

         1. That I am the duly elected and acting Secretary of AmeriVision Communications, Inc. an Oklahoma Corporation.

         2. That the foregoing Bylaws comprising of 17 pages constitute the Bylaws of said Corporation as duly adopted by the Board of Directors thereof on the 1st day of May, 1991.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation on the 1st day of May, 1991.



                                  /s/ CARL THOMPSON
                                  ------------------------------------
                                  Carl Thompson
                                  Secretary




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